   As filed with the Securities and Exchange Commission on November 1, 1996

                                                     Registration No. 33-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                           VIDEO DISPLAY CORPORATION
             (Exact name of registrant as specified in its charter)

            GEORGIA                                   58-1217564
(State or other Jurisdiction of                    (I.R.S. Employer
 Incorporation or Organization)                   Identification No.)

                          1868 TUCKER INDUSTRIAL DRIVE
                             TUCKER, GEORGIA 30084
                                 (770)938-2080
  (Address, including zip code, and telephone number of registrant's principal executive offices)

                VIDEO DISPLAY CORPORATION 1996 STOCK OPTION PLAN
                            (Full title of the Plan)

                                Ronald D. Ordway
                          1868 Tucker Industrial Drive
                             Tucker, Georgia 30084
                                 (770)938-2080
 (Name, address, including zip code, and telephone number of agent for service)



                        CALCULATION OF REGISTRATION FEE
=======================================================================================
                                      Proposed        Proposed
Title of                              maximum         maximum
securities          Amount            offering price  aggregate       Amount of
to be registered    to be registered  per share       offering price  registration fee
---------------------------------------------------------------------------------------
Common Stock,         500,000           $4.000         $2,000,000       $689.66
without par value (1)
=======================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on October 28, 1996, as reported by the NASDAQ National Market System.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to persons participating in the Video Display Corporation 1996 Stock Option Plan (the "Plan") of Video Display Corporation. In accordance with the instructions to Part I of Form S-8, such documents have not been filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or as prospectus supplements pursuant to Rule 424 of the Act.

                                    PART II

Item 3.   Incorporation of Documents by Reference.
-------   ---------------------------------------

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 29, 1996.

          (b) The Company's Quarterly Report on Form 10-Q for the thirteen weeks ended May 31, 1996.

          (c) The Company's Quarterly Report on Form 10-Q for the thirteen weeks ended August 31, 1996.

          (d) The description of the Company's Common Stock in Item 1 of the Company's Registration Statement on Form 8-A under the 1934 Act, dated March 31, 1985.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the filing hereof and prior to a filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.
------    -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------

     The Company's Articles of Incorporation (the "Articles") provide that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of his duty of care or other duty as a director; provided that the provisions eliminate or limit liability of a director only to the maximum extent permitted from time to time by the Georgia Business Corporation Code or any successor law or laws.

     The Company's Bylaws provide that the Company shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit of proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person's conduct was unlawful. The Company's Bylaws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, unless such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Company.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions of the Georgia Business Corporation Code and the Company's Articles of Incorporation and By-Laws, the Company has been informed that indemnification is considered by the Securities and Exchange Commission to be against public policy and therefore unenforceable.

Item 7.   Exemption from Registration Claimed.
------    -----------------------------------

          Not applicable.

Item 8.   Exhibits.
------    --------

     Exhibit No.    Description                                         Page No.
     -----------    -----------                                         --------

     4(a)           Video Display Corporation 1996 Stock Option Plan

     4(b)           Form of Incentive Stock Option Agreement

     5(b)           Opinion of counsel as to
                    legality of the securities being registered

     15             Not applicable

     23(c)          Consent of Schnader Harrison Segal & Lewis
                    (included in opinion filed as Exhibit 5(b))

     23(d)          Consent of BDO Seidman, LLP

     24(b) Power of Attorney (included on the signature page hereof)

     27             Not applicable

     28             Not applicable

Item 9.   Undertakings.
-------   ------------

     The undersigned Registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i)  To include any prospectus required by Section 10(a)(3) of the Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the manner has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                  [Remainder of page left blank intentionally]

                                   SIGNATURES
                                   ----------

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Tucker, State of Georgia, on October 29, 1996.


                                 VIDEO DISPLAY CORPORATION


                                 By: /s/ Ronald D. Ordway
                                     ---------------------
                                     Ronald D. Ordway, Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ronald D. Ordway as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on October 29, 1996.

      SIGNATURE                                 TITLE
      ---------                                 -----


 /s/ Ronald D. Ordway       Chief Executive Officer and Chairman of the
 --------------------       Board of Directors (principal executive officer)
 Ronald D. Ordway


 /s/ Carol D. Franklin      Secretary and Chief Financial Officer (principal
 ---------------------          accounting officer and principal financial
 Carol D. Franklin              officer)


 /s/ A.J. Kenerleber        Director
 -------------------
 A.J. Kenerleber


 /s/ Murray Fox             Director
 --------------
 Murray Fox


 /s/ Carlton Sawyer         Director
 ------------------
 Carlton Sawyer


 /s/ John McQueen           Director
 ----------------
 John McQueen